Exhibit 10.2

NOTE SALE AND ASSIGNMENT AND CANCELLATION AGREEMENT

This NOTE SALE ASSIGNMENT AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of January 27, 2025 (the “Effective Date”) by and among CLEANCORE SOLUTIONS, INC., a Nevada corporation (the “Company”), CLAYTON ADAMS, the CEO of the Company (the “Transferor”), and TRAVIS BUCHANAN, the President of the Company (“Buchanan”). The Transferor, Company, and Buchanan are sometimes referred to herein individually as a “Party” or collectively, as the “Parties.”

Recitals:

A. On December 24, 2024, the Company issued to the Transferor a 20% Original Issue Discount Promissory Note in the principal amount of $415,241.25 (the “Adams Note”) for a purchase price of $332,193.

B. The Transferor agrees to sell and assign $125,000 of its right, title and interests in and to the principal amount of the Adams Note to Buchanan (the “Assigned Portion”) in consideration for the payment of $100,000. Buchanan agrees to accept the sale and assignment of the Assigned Portion as provided in this Agreement and the Company consents to the sale and assignment of the Assigned Portion of the Adams Note to Buchanan on the terms set forth herein.

C. The Parties further agree to cancel the Adams Note in exchange for the Company’s execution and delivery of the New Notes (defined below).

D. This Agreement is intended to document the sale and assignment of the Assigned Portion of the Adams Note from the Transferor to Buchanan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, hereby agree as follows:

1.	Sale and Assignment; Purchase Price. The Transferor hereby sells, assigns, transfers, conveys and delivers unto Buchanan the Assigned Portion of the Adams Note and Buchanan herby acquires the Assigned Portion of the Adams Note from the Transferor in exchange for the payment of $100,000. Buchanan shall pay on the date hereof to the Transferor $100,000 in cash in immediately available funds by wire transfer to an account specified by the Transferor in writing.

2.	Cancellation and Reissuance of Notes. Subject to the issuance of the New Notes (as defined below), the Adams Note is hereby canceled and is of no further force and effect. To accomplish the sale and assignment provided for in Section 1 of this Agreement, the Company shall issue new promissory notes (“New Notes”), dated as of the date hereof, having identical terms as the Adams Note, but one such New Note being registered in the name of Buchanan and being in a principal amount equal to the Assigned Portion of the Adams Note, with interest accruing thereon from the date hereof (the “Buchanan Note”); and another New Note will be issued and registered in the name of Transferor, in the principal amount equal to the principal amount of the Adams Note, less the Assigned Portion of the Adams Note.

3.	Consent to Assignment. As indicated by its signature to this Agreement, the Company consents to the sale and assignment of the Assigned Portion as provided for herein.

4.	Representations and Warranties.

(a)	By Transferor: Transferor hereby represents and warrants that it owns the Adams Note beneficially and of record, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (“Claims”). Transferor represents and warrants that it has made no prior sale, assignment, transfer, conveyance, or other disposition of the Adams Note or any portion of it. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by Transferor will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to Transferor, or any breach of any agreement to which Transferor is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to Transferor or Transferor’s assets, including, without limitation, the Transferor’s equity interests in the Company.

(b)	By Buchanan: The Buchanan Note is being acquired by Buchanan for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Buchanan Note, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. Buchanan has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Buchanan Note. Buchanan has reviewed copies of such documents and other information as he has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Buchanan Note. Buchanan understands that the Buchanan Note may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom. Buchanan is an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Act.

(c)	By Each Party: Each Party represents and warrants that (i) none of the other Parties nor any agent or attorney of any other Parties has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement or the New Notes concerning the subject matter of this Agreement or the New Notes to induce such Party to execute this Agreement or the New Notes; and (ii) such Party has not executed this Agreement or the New Notes in reliance on any representation, promise, or warranty not contained herein or in the New Notes.

5.	Miscellaneous. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement and the New Notes constitute the entire agreement among the Parties regarding the subject matter of this Agreement and the New Notes and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement or the New Notes. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Scanned, facsimile or electronic signatures shall be deemed originals for all purposes. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in courts of the State of Nebraska having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CLAYTON ADAMS		TRAVIS BUCHANAN

Signed:	/s/ Clayton Adams	Signed:	/s/ Travis Buchanan
Date signed: January 27, 2025		Date signed: January 27, 2025

CLEANCORE SOLUTIONS, INC.

By:	/s/ David Enholm
Name:	David Enholm
Title:	Chief Financial Officer
Date signed: January 27, 2025

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